UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 12, 2015

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                        20-8610073

(Commission File Number)                                 (IRS Employer Identification No.)

101 W. Renner Rd., Suite 280

Richardson, TX                                            75082

(Address of principal executive offices)                                  (Zip Code)

(800) 378-2297

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

Blue Calypso, Inc. (the “Company,” “we” or “us”) held a Special Meeting of Stockholders (the “Special Meeting”) at the offices of Fox Rothschild LLP, Two Lincoln Centre, 5420 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240 at 10:00 a.m. CST on Friday, June 12, 2015.  All holders of record of our common stock outstanding as of the close of business on May 4, 2015 were entitled to vote at the Special Meeting, and the holders of 197,631,165 shares of common stock were present in person or by proxy, which provided a quorum for the matter to be voted upon. Our stockholders approved the following proposal:

1.

To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock in the range of 10:1 to 50:1, such ratio to be determined in the discretion of our board of directors.

The final voting results on this proposal are as follows:

Votes For 159,370,556	Votes Against 37,300,498	Votes Abstained 960,111	Broker Non-Votes 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  June 17, 2015

By: /s/ Andrew Levi

       Andrew Levi

Chief Executive Officer

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